Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On August 16, 2016, U.S. Silica Holdings, Inc., a Delaware corporation (“U.S. Silica” or the “Company”), completed the Merger of New Birmingham, Inc., a Nevada corporation (“NBI”), the holding company of New Birmingham Resources, LLC (“NBR”). The Merger was completed pursuant to the terms of the previously announced Agreement and Plan of Merger, by and among the Company, New Birmingham Merger Corp., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub 1”), NBI Merger Subsidiary II, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub 2”), NBI, and each of David Durrett and Erik Dall as representatives of the sellers and option holders (the “Merger Agreement”), pursuant to which the Company acquired all of the outstanding capital stock of NBI through the Merger of Merger Sub 1 with and into NBI, followed immediately by the Merger of NBI with and into Merger Sub 2 (collectively, the “Merger”).

The consideration paid by the Company to the stockholders of NBI at the closing of the Merger consisted of $106,509,000 of net cash, subject to customary post-closing adjustment and 2,630,513 shares of common stock of the Company. A portion of the cash consideration has been deposited into escrow to support the post-closing purchase price adjustments and the sellers’ indemnification obligations.

The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, with the Company treated as the legal and accounting acquirer. The following tables set forth unaudited pro forma combined financial data as of June 30, 2016, for the six months ended June 30, 2016, and for the twelve months ended December 31, 2015. The unaudited pro forma condensed combined balance sheet as of June 30, 2016 gives effect to the Merger as if it had occurred on that date. The pro forma balance sheet data is derived from the unaudited historical financial statements of U.S. Silica and NBI as of June 30, 2016. The unaudited pro forma combined statement of operations for the year ended December 31, 2015, and for the six months ended June 30, 2016 have been prepared to illustrate the effects of the Merger, as if it had occurred on January 1, 2015. The pro forma operations data is derived from the audited financial statements of U.S. Silica for the year ended December 31, 2015, the unaudited financial statements of U.S. Silica for the six months ended June 30, 2016, the audited financial statements of NBI for the year ended December 31, 2015, and the unaudited financial statements of NBI for the six months ended June 30, 2016.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma combined statements of operations do not reflect any non-recurring charges directly related to the Merger that the combined company may have incurred upon completion of the Merger. Further, the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated effective tax rate, which will likely vary from the actual effective rate in periods subsequent to the completion of the Merger.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company’s condensed consolidated financial position or results of operations actually would have been had the Merger been consummated prior to June 30, 2016, nor are they necessarily indicative of our future results of operations. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. The fair value of NBI’s identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates. As of the date of filing of the Current Report on Form 8-K/A to which the following unaudited pro forma combined financial statements are attached, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the NBI assets acquired and liabilities assumed and related allocation of purchase price. The purchase price allocation and related depreciation, depletion and amortization included in the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of preparing these unaudited pro forma condensed combined financial statements. Management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Merger. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position. In addition, certain reclassifications have been made to NBI’s historical financial statements to conform to the presentation used in the Company’s historical financial statements. Such reclassifications had no effect on NBI’s previously reported financial position or results of operations.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of U.S. Silica and NBI operating as a combined company or for liabilities resulting from integration planning, as management is in the process of making these assessments. However, liabilities ultimately may be recorded for additional costs in subsequent periods related to both companies, including severance, relocation or retention costs related to employees of both companies, as well as other costs associated with integrating and/or restructuring the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma combined financial statements, and such costs and liabilities could be material.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	audited historical consolidated financial statements of the Company as of and for the year ended December 31, 2015, included in U.S. Silica’s Annual Report on Form 10-K for the year ended December 31, 2015.

•	unaudited historical consolidated financial statements of the Company as of and for the six months ended June 30, 2016, included in U.S. Silica’s Quarterly Report on Form 10-Q for the six months ended June 30, 2016;

•	audited historical consolidated financial statements of NBI as of and for the year ended December 31, 2015, included in this Form 8-K/A; and,

•	unaudited historical consolidated financial statements of NBI as of and for the six months ended June 30, 2016, included in this Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF JUNE 30, 2016

(dollars in thousands)

	U.S. Silica Holdings, Inc. Historical June 30, 2016	New Birmingham, Inc. Historical June 30, 2016	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$454,208	$9,517	$(116,026)	4(a)(1)	$347,699
Restricted cash	—	464	(363)	4(a)(2)	101
Accounts receivable, net	54,293	1,175	—		55,468
Inventories, net	67,158	933	3,242	4(b)(1)	71,333
Note receivable, current	—	165	(165)	4(b)(2)	—
Prepaid expenses and other current assets	8,899	200	(200)	4(b)(3)	8,899
Income tax deposits	1,145	4,516	3,484	4(b)(4)	9,145

Total current assets	585,703	16,970	(110,028)		492,645

Property, plant and mine development, net	555,487	38,056	175,524	4(b)(5)	769,067
Goodwill	68,647	—	79,248	4(b)(6)	147,895
Definite lived intangibles	14,474	—	1,600	4(b)(7)	16,074
Customer relationships, net	6,205	—	—		6,205
Deferred income taxes, net	1,314	—	(1,314)	4(b)(8), 4(b)(13)	—
Other assets	17,323	7,363	(7,363)	4(b)(9)	17,323

Total assets	$1,249,153	$62,389	$137,667		$1,449,209

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$48,217	$970	$(114)	4(b)(10)	$49,073
Dividends payable	4,080	—	—		4,080
Accrued liabilities	11,538	—	—		11,538
Accrued interest	57	—	—		57
Current portion of long-term debt	3,336	1,872	—		5,208
Current maturities of obligations under capital leases	—	1,548	—		1,548
Deferred revenue	4,622	—	—		4,622

Total current liabilities	71,850	4,390	(114)		76,126

Long-term debt, net of current maturities	486,705	16,676	(444)	4(b)(11)	502,937
Capital lease obligations, net of current maturities	—	2,016	(1,089)	4(b)(12)	927
Deferred revenue	67,537	—	—		67,537
Liability for pension and other post-retirement benefits	63,887	—	—		63,887
Deferred income taxes, net	—	8,599	62,750	4(b)(8),4(b)(13),4(c)	71,349
Other long-term obligations	17,828	—	710	4(b)(14)	18,538

Total liabilities	707,807	31,681	61,813		801,301
Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	639	65	(39)	4(d)(1)	665
Additional paid-in capital	381,349	1,140	105,396	4(d)(2)	487,885
Retained earnings	190,964	29,503	(29,503)	4(d)(3)	190,964
Treasury stock, at cost	(10,850)	—	—		(10,850)
Accumulated other comprehensive loss	(20,756)	—	—		(20,756)

Total stockholders’ equity	541,346	30,708	75,854		647,908

Total liabilities and stockholders’ equity	$1,249,153	$62,389	$137,667		$1,449,209

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2016

(dollars in thousands)

	U.S. Silica Holdings, Inc. Historical June 30, 2016	New Birmingham, Inc. Historical June 30, 2016	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(unaudited)	(unaudited)	Note 1
Sales	$239,504	$12,228	$—	$—		$251,732
Cost of goods sold (excluding depreciation, depletion and amortization)	209,458	5,110	(1,783)	—		212,785
Operating expenses						—
Selling, general and administrative	30,088	1,307	(94)	(540)	5(a)	30,761
Depreciation, depletion and amortization	29,765	3	1,783	723	5(b)	32,274

	59,853	1,310	1,689	183		63,035

Operating income (loss)	(29,807)	5,808	94	(183)		(24,088)
Other income (expense)						—
Interest expense	(13,290)	(630)	—	—		(13,920)
Other income, net, including interest income	2,398	633	(94)	—		2,937

	(10,892)	3	(94)	—		(10,983)

Income (loss) before income taxes	(40,699)	5,811	—	(183)		(35,071)
Income tax benefit (expense)	18,048	1,986	—	(4,252)	5(c)	15,782

Net income (loss)	$(22,651)	$7,797	$—	$(4,435)		$(19,289)

Loss per share:
Basic	$(0.38)					$(0.31)
Diluted	$(0.38)					$(0.31)
Weighted average shares outstanding:
Basic	58,900			2,631	5(d)	61,531
Diluted	58,900			2,631	5(d)	61,531
Dividends declared per share	$0.13					$0.13

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2015

(dollars in thousands)

	U.S. Silica Holdings, Inc. Historical December 31, 2015	New Birmingham, Inc. Historical December 31, 2015	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(audited)	(audited)	Note 1
Sales	$642,989	$40,779	$—	$—		$683,768
Cost of goods sold (excluding depreciation, depletion and amortization)	495,066	20,983	(3,012)	—		513,037
Operating expenses						—
Selling, general and administrative	62,777	3,630	—	—		66,407
Depreciation, depletion and amortization	58,474	5	3,012	2,380	5(a)	63,871
Gain on sale of assets	—	(8,495)	8,495	—		—

	121,251	(4,860)	11,507	2,380		130,278

Operating income (loss)	26,672	24,656	(8,495)	(2,380)		40,453
Other income (expense)						—
Interest expense	(27,283)	(1,830)	—	—		(29,113)
Other income, net, including interest income	728	297	8,495	—		9,520

	(26,555)	(1,533)	8,495	—		(19,593)

Income (loss) before income taxes	117	23,123	—	(2,380)		20,860
Income tax benefit (expense)	11,751	(8,133)	—	2,153	5(c)	5,771

Net income (loss)	$11,868	$14,990	$—	$(227)		$26,631

Earnings (loss) per share:
Basic	$0.22					$0.48
Diluted	$0.22					$0.47
Weighted average shares outstanding:
Basic	53,344			2,631	5(d)	55,975
Diluted	53,601			2,631	5(d)	56,232
Dividends declared per share	$0.44					$0.44

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of SEC Regulation S-X. The historical financial information has been adjusted to give effect to the events that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company. The historical financial information of U.S. Silica and NBI is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The acquisition accounting adjustments relating to the Merger are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Merger or to any future integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Merger.

Certain reclassifications have been made to NBI’s historical financial statements to conform to the presentation used in U.S. Silica’s historical consolidated financial statements, including depreciation, depletion and amortization, and gain or loss on sales of assets. Such reclassifications had no effect on NBI’s previously reported financial position or results of operations.

2.	Calculation of Purchase Price

Pursuant to the Merger Agreement, U.S. Silica paid $106,509,000 (net of $9,095,000 cash acquired) cash consideration and $106,562,000 in stock consideration. The calculation of the purchase price is as follows:

(in thousands, except shares)		As of August 16, 2016
Purchase price
Cash consideration paid for NBI common shares		$115,604
Number of U.S. Silica common shares delivered	2,630,513
Multiplied by closing market price per share of U.S. Silica common stock on August 16, 2016	$40.51

Total value of U.S. Silica common shares delivered		$106,562
Less, cash acquired		(9,095)

Total purchase price		$213,071

3.	Preliminary Estimated Purchase Price Allocation

The following table sets forth a preliminary allocation of the purchase price to NBI’s identifiable tangible and intangible assets acquired and liabilities assumed by the Company:

(in thousands)
Allocation of Purchase price:
Cash and cash equivalents - restricted	$101
Accounts receivable, net	1,175
Inventories	4,175
Income tax deposits	8,000
Property, plant and mine development	213,580
Identifiable intangible assets	1,600
Goodwill	79,248

Total assets acquired	307,879

Accounts payable, accrued expenses and other current liabilities	856
Notes payable	18,104
Capital lease liabilities	2,475
Asset retirement obligations	710
Deferred tax liabilities	72,663

Total liabilities assumed	94,808

Net assets acquired	$213,071

Property, plant and mine development

Property, plant and mine development has been adjusted to its estimated fair value as discussed further in Note 4 below. The related depreciation and depletion costs are reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(b).

Identifiable intangible assets

Preliminary identifiable intangible assets in the pro forma financial information consist of anticipated intangibles derived from customer relationships with an estimated useful life of 15 years. The amortization related to these identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(b). The table below indicates the estimated fair value of customer relationships and estimated useful life:

	Approximate Fair Value	Estimated Useful Life
	(in thousands)	(in years)
Customer relationships	$1,600	15

Total fair value of identifiable intangible assets and useful life	$1,600

Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired. Goodwill in this transaction is attributable to planned growth in regional sand markets and synergies expected to be achieved from the combined operations of U.S. Silica and NBI.

Both customer relationships and goodwill are not expected to be deductible for tax purposes.

4.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

Pro Forma Adjustments

(a)	Represents the impact from the cash portion of the purchase price and transactions costs paid concurrent with or immediately subsequent to the closing of the Merger.

4(a)(1)		(in thousands)
	Cash consideration paid for NBI common shares	$(115,604)
	Less, cash and cash equivalents acquired - Fair value	9,095
	Cash and cash equivalents - Elimination of historical	(9,517)

	Net cash outflow	$(116,026)

Represents the impact from use of restricted cash paid concurrent with or immediately subsequent to the closing of the Merger.

4(a)(2)
	Restricted cash - Elimination of historical	$(464)
	Restricted cash - Fair value	101

	Net restricted cash outflow	$(363)

(b)	Reflects the application of the Acquisition method of accounting based on the estimated fair value of the tangible assets of NBI and the fair value of intangible assets acquired as discussed in Note 3 above.

4(b)(1)		(in thousands)
	Inventories - Elimination of historical	$(933)
	Inventories - Fair value	4,175

	Net adjustment	$3,242

4(b)(2)
	Note receivable - Current - Not acquired and eliminated	$(165)
	Note receivable - Post-merger balance	—

	Net adjustment	$(165)

4(b)(3)
	Other current assets - Current - Not acquired and eliminated	$(200)
	Other current assets - Post-merger balance	—

	Net adjustment	$(200)

4(b)(4)
	Income tax deposits - Elimination of historical	$(4,516)
	Income tax deposits - Fair value	8,000

	Net adjustment	$3,484

4(b)(5)
	Property, plant and mine development - Elimination of historical	$(38,056)
	Property, plant and mine development - Fair value	213,580

	Net adjustment	$175,524

4(b)(6)
	Goodwill - Elimination of historical	$—
	Goodwill on purchase acquisition	79,248

	Net adjustment	$79,248

4(b)(7)
	Identifiable intangible assets - Elimination of historical	$—
	Identifiable intangible assets - Fair value	1,600

	Net adjustment	$1,600

4(b)(8)
	Deferred tax assets - Reclassification to Deferred tax liabilities	$(1,314)
	Deferred tax liabilities - Post-merger balance	—

	Net adjustment	$(1,314)

4(b)(9)
	Note receivable - Long term - Not acquired and eliminated	$(7,363)
	Note receivable - Post-merger balance	—

	Net adjustment	$(7,363)

4(b)(10)
	Accounts payable - Elimination of historical	$(970)
	Accounts payable - Fair value	856

	Net adjustment	$(114)

4(b)(11)
	Long term debt - Current - Elimination of historical	$(1,872)
	Long term debt - Long term - Elimination of historical	(16,676)
	Long term debt - Current - Fair value	1,872
	Long term debt - Long term - Fair Value	16,232

	Net adjustment	$(444)

4(b)(12)
	Capital leases - Current - Elimination of Historical	$(1,548)
	Capital leases - Long term - Elimination of Historical	(2,016)
	Capital leases - Current - Fair value	1,548
	Capital leases - Long term - Fair value	927

	Net adjustment	$(1,089)

4(b)(13)
	Deferred tax assets - Reclassification to Deferred tax liabilities	$(1,314)
	Deferred tax liabilities - Elimination of historical	(8,599)
	Deferred tax liabilities - Arising from the Merger	72,663

	Net adjustment	$62,750

4(b)(14)
	Other long-term obligations - Elimination of historical	$—
	Other long-term obligations - Fair value	710

	Net adjustment	$710

(c)	Adjustments to record deferred tax liabilities, which represent the estimated future tax effects, based on enacted tax laws, of temporary differences between the value of assets and liabilities acquired in the Merger for financial reporting and for tax purposes. These adjustments are based on estimates of the fair value of NBI’s assets to be acquired, the liabilities to be assumed, and the related allocations of purchase price.

4(c)	Summary	(in thousands)
	Deferred tax liabilities - Property, plant and mine development and intangible assets	$72,663

		$72,663

(d)	Reflects the following adjustments to shareholders’ equity applicable to the Merger.

4(d)(1)		(in thousands)
	Common stock - Elimination of NBI historical	$(65)
	Common stock - Merger consideration - Par value	26

	Net adjustment	$(39)

4(d)(2)
	Additional paid-in capital - Historical elimination of NBI	(1,140)
	Additional paid-in capital - Merger consideration	106,536

	Net adjustment	$105,396

4(d)(3)
	Retained earnings - Elimination of historical NBI	$(29,503)
	Retained earnings - Post-merger balance	—

	Net adjustment	$(29,503)

Summary
Elimination of pre-merger NBI equity balances
Common stock	$(65)
Additional paid-in capital	(1,140)
Retained earnings	(29,503)
Value of U.S. Silica common shares delivered
Common stock consideration paid - par value	$26
Common stock consideration paid - additional paid-in capital	106,536

Net summary adjustment	$75,854

5.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and for the six months ended June 30, 2016 have not been adjusted for non-recurring transaction costs incurred after the date of these financial statements or any other items that are expected to have a one-time impact on the pro forma combined net income in the twelve months following the Merger.

Pro Forma Adjustments

(a)	Represents adjustment to eliminate non-recurring transactions costs incurred by NBI of $167 thousand and of $373 thousand by U.S. Silica, during the six months ended June 30, 2016. There were no non-recurring transaction costs incurred by NBI or U.S. Silica during the year ended December 31, 2015. $0.9 million of non-recurring transactions costs were incurred by U.S. Silica after June 30, 2016 or are expected to be incurred within the next 12 months after the closing date of August 16, 2016, and will be reflected in its financial reports. They are not included in this pro forma presentation.

		Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
5(a)		(in thousands)
	Non-recurring transaction costs - NBI - Eliminated	$—	$167
	Non-recurring transaction costs - U.S. Silica - Eliminated	—	373

	Total non-recurring transaction costs incurred and eliminated	$—	$540

(b)	Represents adjustments to record incremental depreciation and depletion expenses related to the fair value adjustment of property, plant and mine development, and amortization expense related to identifiable intangible assets calculated on a straight-line basis:

		Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
5(b)		(in thousands)
	Depreciation and depletion of property, plant and mine development - Elimination of historical	$(3,017)	$(1,786)
	Depreciation and depletion of property, plant and mine development - Fair value	5,452	2,456
	Amortization of identifiable intangible assets - Elimination of historical	—	—
	Amortization of identifiable intangible assets - Fair value	107	53

	Total incremental depreciation and depletion expense	$2,542	$723

(c)	Adjustments to the pro forma combined provision for income taxes reflects estimated income tax rates applicable for each tax jurisdiction. The estimated income tax rates are based on the applicable enacted statutory rates adjusted for certain permanent tax differences. The combined company’s pro forma effective tax rate was (12%) for 2015 and 46% for 2016.

		Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
5(c)		(in thousands)
	Income tax benefit (expense)	$2,315	$(4,252)

	Net adjustment	$2,315	$(4,252)

(d)	Pro forma adjustments of weighted average shares outstanding is comprised of the following:

		Pro Forma Year Ended December 31, 2015	Pro Forma Six Months Ended June 30, 2016
5(d)		(in thousands)
	Shares issued as part of the Merger consideration	2,631	2,631

	Adjustment to weighted average shares outstanding - basic	2,631	2,631

	Adjustment to weighted average shares outstanding - diluted	2,631	2,631